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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 12, 1998, on our audits of the financial statements and financial statement schedule of Peerless Systems Corporation as of January 31, 1998 and 1997, and for the years ended January 31, 1998 and 1997, the one month period ended January 31, 1996 and the year ended December 31, 1995, which are included in the Annual Report on Form 10-K of Peerless Systems Corporation for the year ended January 31, 1998.

PRICEWATERHOUSECOOPERS LLP

Woodland Hills, CA
September 17, 1998